UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

                                 October 11, 2002
                Date of Report (Date of earliest event reported)

                    MID-AMERICA APARTMENT COMMUNITIES, INC.
               (Exact Name of Registrant as Specified in Charter)

        TENNESSEE                     1-12762                   62-1543819
(State of Incorporation)      (Commission File Number)       (I.R.S. Employer
                                                          Identification Number)

                         6584 POPLAR AVENUE, SUITE 300
                           MEMPHIS, TENNEESSEE 38138
                    (Address of principal executive offices)

                                 (901) 682-6600
              (Registrant's telephone number, including area code)

             (Former name or address, if changed since last report)

Item 9.           Regulation FD Disclosure

On October 11, 2002, Mid-America Apartment Communities, Inc. issued a press release announcing the public offering of 470,000 9 1/4% Series F Cumulative Redeemable Preferred Shares. A copy of the press release is filed as an exhibit to this report and is incorporated by reference herein.



NOTE: The information in this report (including the exhibit) is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purpose of
Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information contained herein that is required to be disclosed solely by regulation FD.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            MID-AMERICA APARTMENT COMMUNITIES, INC.

Date:  October 11, 2002     /s/Simon R.C. Wadsworth
                            Simon R.C. Wadsworth
                            Executive Vice President and Chief Financial Officer
                            (Principal Financial and Accounting Officer)

                                  EXHIBIT INDEX


No.  Exhibit
---  ---------------------------------------------------------------------------
99 Press Release dated October 11, 2002, issued by Mid-America Apartment Communities, Inc.

                                   EXHIBIT 99

                                  PRESS RELEASE


The following is the text of a press release issued by Mid-America Apartment Communities, Inc. on October 11, 2002.

Mid-America Apartment Communities, Inc. Completes Series F Preferred Stock Offering

MEMPHIS, Tenn.-(BUSINESS WIRE)-Oct. 11, 2002-Mid-America Apartment Communities, Inc. (NYSE: MAA) announced today that it has sold 470,000 shares of its 9 1/4% Series F Cumulative Redeemable Preferred Stock at $25 per share for an aggregate principal amount of $11.75 million.

The net proceeds of the offering will be used to repurchase and retire a portion of the issued and outstanding shares of the Company's 9 1/2% Series E Cumulative Redeemable Preferred Stock, or to redeem a portion of our 9.5% Series A Cumulative Redeemable Preferred Stock.

The Company has granted the underwriters an option for 30 days to purchase up to an additional 50,000 shares of Series F Preferred Stock. The offering was managed by Raymond James & Associates, Inc. The Company intends to list the Series F Preferred Stock on the New York Stock Exchange under the symbol "MAA PrF." The Company anticipates closing the transaction on October 16, 2002.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

MAA is a self-administered, self-managed apartment-only real estate investment trust that currently owns or has ownership interest in 33,923 apartment units throughout the southeast and south central U.S. For further details, please refer to our website at www.maac.net or contact Simon R. C. Wadsworth at (901) 248-4105, 6584 Poplar Ave., Suite 300, Memphis, TN 38138.

Certain matters in this press release may constitute forward-looking statements within the meaning of Section 27-A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such statements include, but are not limited to, statements made about anticipated growth rate of revenues, expenses, and net operating income at Mid-America's properties, anticipated lease-up (and rental concessions) at development properties, planned acquisitions and dispositions, and property financing. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including a downturn in general economic conditions or the capital markets, competitive factors including overbuilding or other supply/demand imbalances in some or all of our markets, changes in interest rates and other items that are difficult to control such as insurance rates, increases in real estate taxes in numerous markets, as well as other general risks inherent in the apartment and real estate businesses. Reference is hereby made to the filings of Mid-America Apartment
Communities, Inc., with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K, and its Annual Report on Form 10-K, particularly including the risk factors contained in the latter filing.

___________________
Contact:
   Mid-America Apartment Communities, Inc.
   Simon R. C. Wadsworth, 901/248-4105
   www.maac.net